Supplemental Investor Presentation NOVEMBER 2023 Q3 2023 Exhibit 99.2

35% Top 20 Tenant Concentration1 Note: Data as of or for the quarter ended September 30, 2023. 1Based on ABR. 2Represents corporate-level reporting of revenues of our tenants or their affiliated companies, excluding non-reporting tenants. 3As of September 30, 2023, liquidity was comprised of $134.2 million in cash and cash equivalents, $4.2 million in 1031 Exchange Proceeds, $1.2 billion of borrowing capacity under the 2019 Credit Facility and $200.0 million of availability under the delayed-draw 2023 Term Loans. Q3 2023 Overview Key Highlights Portfolio Data Top 10 Tenant Concentration1 23% $690.1M $9.4B Real Estate Investments Annualized Base Rent 10.2yrs WALT 99.6% Occupancy 2,037 Owned Properties 51.4% Public Ownership1 87.9% Tenants with over $100M in Revenues1,2 338 Tenants 306 Concepts 37 Industries 49 States $0.92 FFO per Share $0.25 Net Income per Share $0.93 AFFO per Share Investment Grade Rated BBB S&P Stable outlook Baa2 Moody’s Stable outlook BBB Fitch Stable outlook $1.5B Corporate Liquidity 3 99.8% Unencumbered ABR $124.6M Capital Deployment $73.9M Dispositions 0.2% Lost Rent 1.7% Forward Same Store Sales

Spirit’s underwriting approach Utilizing proprietary tools and underwriting expertise to invest in high-quality, single-tenant, operationally essential real estate with a focus on industry relevance, tenant credit quality, and real estate strength Industry Relevance Tenant Credit Quality Real Estate Strength Key Tools

CAPITAL RECYCLING & PORTFOLIO SHAPING THROUGH DISPOSITIONS

Q1 2019 – Q3 2023

Industrial
Leased Properties Dispositions

$219.3M	5.32%
Total Gross Proceeds	Disposition Capitalization Rate



Manufacturing
38.2%
Distribution
61.8%

Sub Asset Type	Properties Sold	Disposition Cap Rate
Distribution	10	6.00%
Manufacturing	4	4.22%
Total	**14**	**5.32%**

Industrial Industries	Gross Proceeds ($000s)	Disposition Cap Rate
Paper & Packaging	$72,350	4.87%
Food	$59,364	3.89%
Pet Supplies & Services	$54,000	7.76%
Steel Fabrication	$12,874	5.14%
Aerospace & Defense	$10,927	4.48%
Building Materials	$9,777	5.01%
Total	**$219,292**	**5.32%**

Retail & Other
Leased Properties Dispositions

$670.2M	6.47%
Total Gross Proceeds	Disposition Capitalization Rate



Discretionary
Retail
5.0%
Data Center
2.0%
Office
13.3%
Non-Discretionary
Retail
21.9%
Service
Retail
57.8%

Sub Asset Type	Properties Sold	Disposition Cap Rate
Service Retail	128	6.56%
Non-Discretionary Retail	17	6.19%
Office	4	6.14%
Discretionary Retail	5	7.98%
Data Center	1	5.37%
Total	**155**	**6.47%**

Retail & Other Industries	Gross Proceeds ($000s)	Disposition Cap Rate
● Convenience Stores	$115,862	5.98%
● Grocery	$111,250	5.76%
● Quick Service Restaurants	$81,452	6.14%
● Drug Stores	$61,292	6.83%
● Casual Dining	$55,680	7.27%
Other Industries	$244,644	6.86%
Total	**$670,180**	**6.47%**

Note: Percentages based on total gross proceeds, unless otherwise noted. Certain defined terms, and their methodologies for calculation, have been modified since Q1 2019 and, thus, amounts may not be directly comparable.

4

Portfolio Composition

Tenant Concept Number of
Properties % of
ABR Life Time Fitness 13 4.3% Invited Clubs 21 3.1% BJ's Wholesale Club 11 2.3% At Home 16 2.1% Dave & Buster’s / Main Event 15 1.9% Church’s Chicken 160 1.9% Dollar Tree / Family Dollar 133 1.9% Circle K / Clean Freak 75 1.8% Home Depot 8 1.7% GPM 105 1.5% Zips Car Wash 39 1.5% CarMax 8 1.4% Walgreens 32 1.4% Kohl’s 15 1.4% BlueLinx 3 1.3% Party City 2 1.2% Ann Taylor / LOFT 2 1.2% Dollar General 84 1.1% FedEx 6 1.1% Bank of America 1 1.1% Total Top 20 749 35.2% Top 20 Tenants Note: Data as of September 30, 2023. 1Based on ABR. Retail industries, indicated by blue, reflect the underlying Tenant operations and non-retail industries, indicated by green, represent the underlying property use. 2Other includes hotel, country club, medical and data center assets. Current Portfolio composition Non-Discretionary Retail
11.5% Industrial
26.8% Discretionary Retail
13.5% Other2
5.8% Office
2.9% Service Retail
39.5% NON-RETAIL RETAIL Asset Composition1 Industry Composition1 Service Retail Discretionary Retail Non-Discretionary Retail Industrial Other2 Office

Industrial investment Overview Note: Percentages based on Q3 2023 Industrial ABR of $185.4 million, unless otherwise noted. 1Excludes Industrial Outdoor Storage properties. 2Represents corporate-level reporting of revenues of our tenants or their affiliated companies. 3Spin-off occurred on June 1, 2018. Industries 13 Tenants 90 Top 10 Tenants 36.3% Owned Properties 266 Diversified Average RE Investment $9.7M Average SQF1 / Rent per SQF1 117.3K / $5.95 Ranking / Building / R.E. Score 513.3 / 2.1 / 2.7 Average 15-Mile Population 627K Quality Real Estate Over $100M in Revenue 89.1% Investment Grade2 14.3% Corporate Coverage 3.4x Public Tenants 45.0% Sophisticated Operators Fixed or CPI-Related Escalator 98.1% Master Lease 43.2% Vacant Properties 1 Average WALT 12.1 years Leases Top 10 Tenant Industries Sub-Asset Type Diversification 88% of Industrial Real Estate Investments Acquired Post Spin-off3 $185.4M ABR 29.6M SQF $2.6B RE Investment $87.36 RE Investment/SQF % of Total Industrial Real Estate Investments 11.6% 9.8% 19.0% 21.3% 24.6% 13.7% 7

Industrial assets in growing markets Properties Distribution Manufacturing Industrial Outdoor Storage (IOS) Flex Note: Percentages based on Q3 2023 Industrial ABR of $185.4 million. Regions Sunbelt Northeast Midwest Southwest Northwest Grand Total Sub-Asset Type # % # % # % # % # % # % Distribution 101 14.0% 18 17.2% 16 11.4% 5 0.3% 1 0.2% 141 43.1% Manufacturing 24 13.9% 19 12.5% 28 10.5% 9 5.3% — —% 80 42.2% IOS 12 6.0% 8 1.3% 7 2.7% 3 1.3% 1 0.3% 31 11.6% Flex 5 0.5% 3 1.9% 5 0.5% 1 0.2% — —% 14 3.1% Grand Total 142 34.4% 48 32.9% 56 25.1% 18 7.1% 2 0.5% 266 100.0% Northwest Southwest Midwest Northeast Sunbelt

Retail portfolio highlights Our retail assets are granular properties leased to sophisticated operators, with 82.8% generating over $100 million in revenue1, located in markets with strong demand drivers Note: Data as of September 30, 2023. 1Based on ABR. Represents corporate-level reporting of revenues of our tenants or their affiliated companies.   Number of Properties Square Feet (000s) % of ABR % Public Service 1,170 11,353 39.5% 44.8% Discretionary Retail 177 9,277 13.5% 60.4% Non-Discretionary Retail 356 8,034 11.5% 89.2% Vacant 7 338 —% —% Total Retail 1,710 29,002 64.5% 56.0% 9.3 yrs Average WALT $15.32 Average Rent PSF $3.6M Average RE Investment 17.0K Average SQF Representative Tenants $6.1B RE Investment

Source: Public company information and CoStar data available as of September 30, 2023. Note: Overlap percentages based on Tenant and for retail assets only. Excludes retail tenants not available in Costar. 1Represents the percentage of Spirit’s top 20 retail tenants that is a top 20 tenant of peers. 2Represents the percentage of Spirit’s top 20 retail tenants that is a tenant of peers. 3Represents the percentage of Spirit’s top 50 retail tenants that is a tenant of peers. Significant retail Tenant Overlap with High quality net lease Peers Top 20 Tenant for Spirit and Peer1 Top 20 Tenant for Spirit and Owned by Peer2 Top 50 Tenant for Spirit and Owned by Peer3

18.5% Actual Investment Grade Rated1 Note: Data as of September 30, 2023. Percentages are based on ABR. 1Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings based on S&P or Moody’s are used. 2Represents corporate-level reporting of revenues of our tenants or their affiliated companies, excluding non-reporting tenants. Portfolio Health 11 44.7% Master Lease 51.4% Public Ownership Ownership 29.6% Private Equity Ownership 19.0% Other Tenant Revenue Distribution2 % of ABR from Reporting Tenants Over 85% is $100M or Greater Weighted Average Unit Level Coverage 2.9x Combined Unit Level and Corporate Coverage 3.1x Unit Reporting 50.6% Unit and/or Corporate Reporting 96.4% Across 338 tenants, Spirit reported 0.2% Lost Rent in Q3 2023

LEASE STRUCTURE, EXPIRATIONS AND ESCALATIONS $ in thousands Year Number of Owned Properties Square Feet (in thousands) Annualized Base Rent Contractual Rent Annualized (1) % of ABR Remainder of 2023 4 123 $ 1,473 0.2% 2024 32 1,012 11,516 1.7 2025 51 2,388 21,315 3.1 2026 111 4,756 42,564 6.2 2027 146 4,146 55,712 8.1 2028 182 4,115 54,052 7.8 2029 323 3,283 47,436 6.9 2030 64 2,490 23,734 3.4 2031 76 3,670 36,066 5.2 2032 157 3,809 37,134 5.4 Thereafter 883 31,427 359,075 52.0 Vacant1 8 355 — — Total owned properties 2,037 61,574 $ 690,077 100.0% Occupancy Rates 1.7% Forward Same Store Sales Escalation Types2 Note: Data as of September 30, 2023. 1Vacant square feet includes unoccupied square footage on multi-tenant properties. 2Based on ABR. 12

Note: Data as of September 30, 2023. *Represent less than 0.1% of ABR. PORTFOLIO DIVERSIFICATION Northwest
2.5% of ABR Northeast
21.7% of ABR Midwest
19.2% of ABR Southwest
11.9% of ABR State % of ABR TX 15.3% TN 3.8% AZ 2.5% NY 2.3% PA 1.7% KY 1.6% AK 0.8% IA 0.6% RI 0.3% SD 0.2% FL 6.6% CA 3.7% CO 2.5% MD 2.3% OK 1.6% MA 1.5% NH 0.8% WA 0.5% ND 0.3% WY 0.1% OH 6.5% IN 3.3% SC 2.4% MN 2.2% NM 1.6% LA 1.2% NJ 0.7% ME 0.4% MT 0.3% U.S. VI 0.1% GA 5.9% IL 2.9% MO 2.4% VA 2.2% MS 1.6% AR 1.1% CT 0.7% WV 0.4% DE 0.3% NV * MI 4.3% NC 2.7% AL 2.4% WI 1.8% UT 1.6% KS 0.9% ID 0.6% NE 0.3% OR 0.2% VT * U.S. Virgin Islands Sunbelt
44.7% of ABR

Capital Deployment Highlights

CAPITAL DEPLOYMENT ACTIVITY

Moderating capital deployment volumes to maximize spreads and maintain conservative balance sheet

Acquisitions ($ in thousands)	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Number of Transactions	28	29	38	26	16	4	5	4
Number of Properties	92	41	56	51	24	7	11	12
Gross Investment	$463,871	$474,227	$398,964	$247,922	$312,394	$183,853	$138,464	$96,910
Purchase Price	$461,547	$472,113	$396,461	$244,556	$308,825	$182,658	$137,768	$94,631
Cash Capitalization Rate	6.27%	6.41%	6.34%	6.91%	7.27%	7.57%	7.63%	7.74%
Economic Yield	7.22%	7.15%	7.08%	7.76%	7.98%	9.41%	8.88%	9.33%
Weighted Avg. Lease Term (Years)	15.2	13.3	14.4	14.8	15.6	19.1	15.3	18.3
Average Annual Escalators	1.8%	1.6%	1.6%	1.8%	2.0%	2.4%	2.1%	2.4%
Revenue Producing Expenditures ($ in thousands)								
Gross Investment	$24,019	$37,200	$17,661	$20,459	$38,455	$55,054[1]	$30,143	$27,657
Cash Capitalization Rate	8.52%	6.50%	6.96%	6.24%	6.17%	9.04%	9.87%	7.82%
Total Gross Investment	**$487,890**	**$511,427**	**$416,625**	**$268,381**	**$350,849**	**$238,907**	**$168,607**	**$124,567**
Total Cash Capitalization Rate	**6.38%**	**6.42%**	**6.37%**	**6.86%**	**7.15%**	**7.91%**	**8.03%**	**7.76%**


Retail
Industrial
Other
Office
Revenue Producing Expenditures
Gross Investment Activity
$487.9M
4.9%
38.5%
56.6%
$511.4M
7.3%
3.7%
34.0%
55.0%
$416.6M
4.2%
2.8%
16.9%
76.1%
$268.4M
7.6%
3.9%
42.6%
45.9%
$350.8M
11.0%
5.7%
78.6%
4.7%
$238.9M
23.0%
63.1%
13.9%
$168.6M
17.9%
68.0%
14.1%
$124.6M
22.1%
67.4%
10.5%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Note: Revenue Producing Expenditures represent expenditures for development transactions, tenant property improvements, and investments in tenant loans, debt securities or similar instruments that provide a return on investment.

[1]Includes a $33.0 million loan provided as financing in conjunction with the sale of four movie theaters.

15

Trailing four-quarter acquisitions Note: Percentages based on Gross Investment of acquisitions and excludes Revenue Producing Expenditures. Retail industries reflect the underlying Tenant operations, and Industrial and Other industries represent the underlying property use. Q1 2023 | $183.9M Gross Investment Q4 2022 | $312.4M Gross Investment Q2 2023 | $138.5M Gross Investment Q3 2023 | $96.9M Gross Investment

1Includes the sale of four movie theaters for $44.0 million, of which $33.0 million relates to a loan provided as financing. Excluding this movie theater sale, the Disposition Capitalization Rate is 6.13%. DISPOSITION activity Improving portfolio diversification and increasing returns on capital through targeted dispositions Dispositions ($ in thousands) Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Number of Vacant Properties 4 4 7 1 6 — 12 19 Number of Leased Properties — 1 10 10 21 39 18 20 Gross Proceeds on Leased Properties — $1,850 $93,363 $72,673 $110,202 $151,817 $41,198 $48,859 Total Gross Proceeds $4,830 $11,328 $103,271 $74,323 $134,802 $151,817 $66,946 $73,864 Disposition Capitalization Rate On Leased Properties — 6.47% 4.38% 5.70% 6.22% 6.62% / 6.13%1 6.27% 8.04% Gross Proceeds from Dispositions Retail Industrial Other Office Vacant $4.8M $11.3M $74.3M $134.8M $151.8M $66.9M $103.3M $73.9M

Financial Information and Non-GAAP Reconciliations

(Unaudited) September 30, 2023 March 31, 2019 December 31, 2022 December 31, 2018 Assets: Real estate assets held for investment: Land and improvements $ 2,742,072 $ 2,740,250 Buildings and improvements 6,081,378 5,892,117 Less: accumulated depreciation (1,354,807) (1,211,061) Total real estate assets held for investment, net 7,468,643 7,421,306 Intangible lease assets, net 389,100 423,870 Real estate assets under direct financing leases, net 7,404 7,427 Real estate assets held for sale, net 61,545 49,148 Loans receivable, net 52,949 23,023 Net investments 7,979,641 7,924,774 Cash and cash equivalents 134,166 8,770 Deferred costs and other assets, net 310,801 313,722 Goodwill 225,600 225,600 Total assets $ 8,650,208 $ 8,472,866 Liabilities and stockholders’ equity: Liabilities: Revolving credit facilities $ — $ 55,500 Term loans, net 1,090,198 792,309 Senior Unsecured Notes, net 2,725,505 2,722,514 Mortgages payable, net 4,545 4,986 Total debt, net 3,820,248 3,575,309 Intangible lease liabilities, net 106,814 118,077 Accounts payable, accrued expenses and other liabilities 230,353 218,164 Total liabilities 4,157,415 3,911,550 Stockholders’ equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both September 30, 2023 and December 31, 2022 166,177 166,177 Common stock, $0.05 par value, 350,000,000 shares authorized: 141,331,218 and 141,231,219 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively 7,067 7,062 Capital in excess of common stock par value 7,300,728 7,285,629 Accumulated deficit (3,036,475) (2,931,640) Accumulated other comprehensive income 55,296 34,088 Total stockholders’ equity 4,492,793 4,561,316 Total liabilities and stockholders’ equity $ 8,650,208 $ 8,472,866 CONSOLIDATED BALANCE SHEETS $ IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS

CONSOLIDATED STATEMENTS OF OPERATIONS $ IN THOUSANDS (Unaudited) Three Months Ended September 30, Three Months Ended March 31, Nine Months Ended September 30, Three Months Ended March 31, 2023 2019 2022 2018 2023 2019 2022 2018 Revenues: Rental income1 $ 104,067 188,205 $ 98,236 180,296 $ 104,067 561,765 $ 98,236 520,930 Interest income on loans receivable 986 1,506 294 521 986 3,919 294 1,362 Earned income from direct financing leases 396 131 465 131 396 393 465 393 Other operating income 217 3,533 1,245 1,956 217 4,888 1,245 3,550 Total revenues 112,593 193,375 102,459 182,904 112,593 570,965 102,459 526,235 Expenses: General and administrative 14,062 14,313 45,016 42,408 Property costs (including reimbursable) 8,382 7,395 24,077 22,600 Deal pursuit costs 342 470 1,174 1,490 Interest 36,919 30,956 104,993 84,573 Depreciation and amortization 79,370 74,600 236,527 216,606 Impairments 19,258 1,571 36,052 11,096 Total expenses 158,333 129,305 447,839 378,773 Other income: Loss on debt extinguishment — — — (172) Gain on disposition of assets 3,661 23,302 66,450 63,107 Other income — — — 5,679 Total other income 3,661 23,302 66,450 68,614 Income before income tax expense 38,703 76,901 189,576 216,076 Income tax expense (235) (261) (754) (640) Net income 38,468 76,640 188,822 215,436 Dividends paid to preferred shareholders (2,587) (2,587) (7,763) (7,763) Net income attributable to common stockholders $ 35,881 $ 74,053 $ 181,059 $ 207,673 1For the three and nine months ended September 30, 2023, rental income included $173.6 million and $516.5 million of Base Cash Rent, respectively, and $5.1 million and $15.2 million of tenant reimbursable income, respectively. For the three and nine months ended September 30, 2022, rental income included $162.5 million and $471.1 million of Base Cash Rent, respectively, and $5.1 million and $16.2 million of tenant reimbursable income, respectively.

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS

$ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

(Unaudited)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Net income attributable to common stockholders	**$ 35,881**	**$ 74,053**	**$ 181,059**	**$ 207,673**
Portfolio depreciation and amortization	79,223	74,455	236,091	216,175
Portfolio impairments	19,258	1,571	36,052	11,096
Gain on disposition of assets	(3,661)	(23,302)	(66,450)	(63,107)
FFO attributable to common stockholders	**$ 130,701**	**$ 126,777**	**$ 386,752**	**$ 371,837**
Loss on debt extinguishment	—	—	—	172
Deal pursuit costs	342	470	1,174	1,490
Non-cash interest expense, excluding capitalized interest	3,357	2,495	9,032	6,690
Straight-line rent, net of uncollectible reserve	(8,227)	(10,875)	(26,127)	(28,465)
Other amortization and non-cash charges	(78)	(475)	(767)	(1,700)
Non-cash compensation expense	4,906	4,393	15,106	12,805
Costs related to COVID-19[1]	—	—	—	6
Other income	—	—	—	(5,679)
AFFO attributable to common stockholders	**$ 131,001**	**$ 122,785**	**$ 385,170**	**$ 357,156**
Dividends declared to common stockholders	$ 94,635	$ 92,595	$ 282,010	$ 265,270
Dividends declared as a percent of AFFO	72%	75%	73%	74%
Net income per share of common stock – Basic	$ 0.25	$ 0.54	$ 1.28	$ 1.56
Net income per share of common stock – Diluted	$ 0.25	$ 0.54	$ 1.28	$ 1.56
FFO per share of common stock – Diluted [2]	$ 0.92	$ 0.93	$ 2.74	$ 2.79
AFFO per share of common stock – Diluted [2]	$ 0.93	$ 0.90	$ 2.73	$ 2.68
Weighted average shares of common stock outstanding – Basic	141,124,401	136,314,369	141,094,907	132,835,210
Weighted average shares of common stock outstanding – Diluted	141,149,865	136,314,369	141,103,395	132,965,297

[1]Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.

[2]Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
FFO	$0.2 million	$0.2 million	$0.6 million	$0.6 million
AFFO	$0.2 million	$0.2 million	$0.6 million	$0.6 million

21

OTHER NON-GAAP RECONCILIATIONS

$ IN THOUSANDS

Adjusted Debt		Q3 2023
2019 Credit Facility	$	—
Term loans, net		1,090,198
Senior Unsecured Notes, net		2,725,505
Mortgages payable, net		4,545
Total debt, net		3,820,248
Unamortized debt discount, net		8,573
Unamortized deferred financing costs		25,589
Cash and cash equivalents		(134,166)
1031 Exchange proceeds		(4,210)
Adjusted Debt		3,716,034
Preferred Stock at liquidation value		172,500
Adjusted Debt + Preferred Stock	$	3,888,534

Annualized Adjusted EBITDA*re*		Q3 2023
Net income	$	38,468
Interest		36,919
Depreciation and amortization		79,370
Income tax expense		235
Gain on disposition of assets		(3,661)
Portfolio impairments		19,258
EBITDA*re*		170,589
Adjustments to revenue producing acquisitions and dispositions		777
Deal pursuit costs		342
Non-cash compensation expense		4,906
Adjusted EBITDA*re*		176,614
Adjustments related to straight-line rent[1]		1,356
Other adjustments for Annualized Adjusted EBITDA*re*[2]		(915)
Annualized Adjusted EBITDA*re*	$	708,220

Leverage Ratio	Q3 2023
Total debt, net / Annualized net income[3]	24.8x
Adjusted Debt / Annualized Adjusted EBITDA*re*	5.2x
Adjusted Debt + Preferred / Annualized Adjusted EBITDA*re*	5.5x

Annualized Adjusted Cash NOI		Q3 2023
Adjusted EBITDA*re*	$	176,614
General and administrative[4]		9,156
Other adjustments for Adjusted NOI[2]		(915)
Adjusted NOI		184,855
Straight-line rental revenue, net[5]		(8,415)
Other amortization and non-cash charges		(78)
Adjusted Cash NOI	$	176,362
Annualized Adjusted NOI	$	739,420
Annualized Adjusted Cash NOI	$	705,448

Fixed Charge Coverage Ratio (FCCR)		Q3 2023
Interest expense	$	36,919
Less: Non-cash interest		(3,072)
Preferred Stock dividends		2,587
Fixed charges	$	36,434
Annualized fixed charges	$	145,736
Net income / Interest expense		1.0x
Annualized Adjusted EBITDA*re* / Annualized fixed charges		4.9x

[1]Current period amounts deemed not probable of collection related to straight-line rent recognized in prior periods.
[2]Comprised of current period recoveries related to prior period rent deemed not probable of collection, prior period rent and prior period property costs recognized in the current period, and certain other income where annualization would not be appropriate.
[3]Represents net income for the three months ended September 30, 2023 annualized.
[4]Excludes non-cash compensation expense, which is already an add-back to Adjusted EBITDA*re*.
[5]Includes straight-line rent included in the "Adjustments to revenue producing acquisitions and dispositions" for Adjusted EBITDA*re*.

22

DEBT SUMMARY AND MARKET CAPITALIZATION

$ In Thousands	September 30, 2023	Interest Rate	Weighted Avg. Years to Maturity
2019 Credit Facility[1]	$ —	—%	2.5
Term Loans[2,3]	1,100,000	3.86%	2.8
Unamortized deferred financing costs	(9,802)		
Carrying amount	1,090,198		
Senior Unsecured Notes			
Senior Notes due 2026	300,000	4.45%	3.0
Senior Notes due 2027	300,000	3.20%	3.3
Senior Notes due 2028	450,000	2.10%	4.5
Senior Notes due 2029	400,000	4.00%	5.8
Senior Notes due 2030	500,000	3.40%	6.3
Senior Notes due 2031	450,000	3.20%	7.4
Senior Notes due 2032	350,000	2.70%	8.4
Unamortized net discount and deferred financing costs	(24,495)		
Carrying amount	2,725,505		
CMBS[4]			
2 CMBS loans on 2 properties	4,410	5.82%	7.3
Unamortized net premiums	135		
Carrying amount	4,545		
Total Debt, net	**$ 3,820,248**	**3.42%**	**4.8**
Enterprise Value			
Adjusted Debt	$ 3,716,034		
Preferred stock at liquidation value	172,500		
Common market equity[5]	4,731,901		
Total Enterprise Value	**$ 8,620,435**		

Fixed / Floating Rate Debt



Floating[2]
0%
Fixed
100%

Debt Type



Secured
0.1%
Unsecured
99.9%

Well-Staggered Maturities
$ In Millions



2019 Credit Facility
Term Loans
Senior Unsecured Notes
CMBS
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$600
$300
$800
$450
$400
$500
$454
$350
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032

Senior Unsecured Note Covenant Compliance

39.1%
Total Debt to Total Assets
(Requirement ≤ 60%)

0.0%[6]
Total Secured Debt to Total Assets
(Requirement ≤ 40%)

5.0x
Fixed Charge Coverage Ratio[7]
(Requirement ≥ 1.5x)

2.6x
Total Unencumbered Assets to Unsecured Debt
(Requirement ≥ 1.5x)

Note: Data as of September 30, 2023.
[1]Borrowings bear interest at a 1-Month adjusted SOFR rate plus an applicable margin of 0.775% per annum. As of September 30, 2023, $1.2 billion of borrowing capacity was available.
[2]Includes the impact of the Company’s interest rate swaps. The stated rate as of September 30, 2023, excluding the effect of the interest rate swaps, was 6.31%.
[3]As of September 30, 2023, the $200.0 million of borrowing capacity under the 2023 Term Loans was undrawn.
[4]Our CMBS debt is partially amortizing and requires a balloon payment at maturity.
[5]Based on the share price of $33.53 as of September 30, 2023 and the total outstanding shares of 141,124,401 as of September 30, 2023, which excludes 0.2 million unvested restricted shares.
[6]Actual amount less than 0.1%.
[7]The Fixed Charge Coverage Ratio as defined in the Senior Unsecured Notes indenture includes other adjustments, including the exclusion of preferred stock dividends.

23

Net Asset Value (NAV) Components Note: Data as of September 30, 2023. Market Value of Real Estate $4.0B Debt and Equity $269.8M Other Assets $200.5M Other Liabilities $690.1M Annualized Base Rent $106.4M Net Book Value for Vacant Assets $3.8B Debt Principal Outstanding $172.5M Preferred Equity Liquidation Value $134.2M Cash and Cash Equivalents $76.7M Tangible Other Assets $99.6M Dividends Payable $100.9M Accounts Payable, Accrued Expenses, and Other Tangible Liabilities $705.4M Annualized Adjusted Cash NOI $54.0M Loan Receivable Principal Outstanding $4.9M Restricted Cash

Appendix

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) FFO is calculated in accordance with the standards established by NAREIT as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. By excluding amounts which do not relate to or are not indicative of operating performance, we believe FFO provides a performance measure that captures trends in occupancy rates, rental rates and operating costs when compared year-over-year. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. AFFO is an operating performance measure used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, such as net gains (losses) on debt extinguishment, deal pursuit costs, costs related to the COVID-19 pandemic, income associated with expiration of a contingent liability related to a guarantee of a former tenant's debt and certain non-cash items. These certain non-cash items include non-cash interest expenses (comprised of amortization of deferred financing costs, amortization of net debt discount/premium, and amortization of interest rate swap losses), non-cash revenues (comprised of straight-line rents net of bad debt expense, amortization of lease intangibles, and amortization of net premium/discount on loans receivable), and non-cash compensation expense. Other equity REITs may not calculate FFO and AFFO as we do, and, accordingly, our FFO and AFFO may not be comparable to such other equity REITs’ FFO and AFFO. FFO and AFFO do not represent cash generated from operating activities determined in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should only be considered a supplement, and not an alternative, to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a performance measure. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium and deferred financing costs and reduced by cash and cash equivalents and 1031 Exchange proceeds. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre EBITDAre is computed in accordance with the standards established by NAREIT as net income (loss) (computed in accordance with GAAP), excluding interest expense, income tax expense, depreciation and amortization, net (gains) losses from property dispositions, and impairment charges. Adjusted EBITDAre represents EBITDAre as adjusted for revenue producing acquisitions, capital expenditures and dispositions for the quarter (as if such acquisitions and dispositions had occurred as of the beginning of the quarter), construction rent collected, not yet recognized in earnings, and for other certain items that we believe are not indicative of our core operating performance. These other certain items include deal pursuit costs, net (gains) losses on debt extinguishment, costs related to the COVID-19 pandemic, and non-cash compensation expense. We believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income (loss), provides a useful supplemental measure to investors in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a supplement, and not an alternative, to net income (loss) (computed in accordance with GAAP) as a performance measure. Annualized Adjusted EBITDAre is calculated as Adjusted EBITDAre, adjusted for straight-line rent related to prior periods, including amounts deemed not probable of collection (recoveries), and items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. Adjusted Debt to Annualized Adjusted EBITDAre is used to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments, and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations. We believe the ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs, and, therefore, may not be comparable to such other REITs. Fixed Charge Coverage Ratio (FCCR) Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense (including capitalized interest) and plus preferred dividends. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. The Fixed Charge Coverage Ratio is the ratio of Annualized Adjusted EBITDAre to Annualized Fixed Charges and is used to evaluate our liquidity and ability to obtain financing. Adjusted NOI, Annualized Adjusted NOI, Adjusted Cash NOI and Annualized Adjusted Cash NOI Adjusted NOI is calculated as Adjusted EBITDAre for the quarter less general and administrative costs, plus (minus) items where annualization would not be appropriate. Annualized Adjusted NOI is Adjusted NOI multiplied by four. Adjusted Cash NOI is calculated as Adjusted NOI less certain non-cash items, including straight-line rents net of bad debt expense, amortization of lease intangibles, and amortization of net premium/discount on loans receivable. Annualized Adjusted Cash NOI is Adjusted Cash NOI multiplied by four. We believe these metrics provide useful information because they reflect only those income and expenses incurred at the property level. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial results. NON-GAAP DEFINITIONS AND EXPLANATIONS

2019 Credit Facility refers to the $1.2 billion unsecured credit facility which matures on March 31, 2026. 2022 Term Loans refers to the $800.0 million senior unsecured term loan facility, comprised of a $300.0 million tranche which matures on August 22, 2025 and a $500.0 million tranche which matures on August 20, 2027. 2023 Term Loans refers to the $500.0 million senior unsecured delayed-draw term loan facility, which matures on June 16, 2025. Annualized Base Rent (ABR) represents Base Rent plus earned income from direct financing leases and deferred revenue from development deals for the final month of the reporting period. It is adjusted to reflect acquisitions and dispositions for that month as if such acquisitions and dispositions had occurred as of the beginning of the month. The total is then multiplied by 12. We use ABR when calculating certain metrics to evaluate portfolio credit and diversification and to manage risk. Average Annual Escalators are the weighted average contractual escalation per year under the terms of the in-place leases, weighted by ABR. Base Rent represents contractual rental income for the period, prior to deferral or abatement agreements, and excluding contingent rents. We use Base Rent to monitor cash collection and to evaluate past due receivables. Base Cash Rent represents Base Rent adjusted for contractual rental income abated, deemed not probable of collection, or recovered from prior period reserves. Cash Capitalization Rate is a measure of the contractual cash rent expected to be earned on an acquired property or Revenue Producing Expenditures in the first year and is calculated by dividing the first twelve months of contractual cash rent (excluding any contingent rent) by the purchase price of the related property or capital expenditure amount. Because it excludes any contingent rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Cash Capitalization Rate does not represent the annualized investment rate of return. Additionally, the actual rate earned may differ from the Cash Capitalization Rate based on other factors, including difficulties collecting contractual rent owed and unanticipated expenses at these properties that we cannot pass on to tenants. CMBS are notes secured by owned properties and rents therefrom under which certain indirect wholly-owned special purpose subsidiaries of the Company are the borrowers. Corporate Liquidity is comprised of availability under the 2019 Credit Facility, 2023 Term Loans, cash and cash equivalents, 1031 Exchange proceeds and available proceeds from unsettled forward equity contracts. Disposition Capitalization Rate represents the ABR on the date of a leased property disposition divided by the gross sales price. For multi-tenant properties, non-reimbursable property costs are deducted from the ABR prior to computing the Disposition Capitalization Rate. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using CPI as of the end of the reporting period) by the initial lease term, expressed as a percentage of the Gross Investment. FASB is the Financial Accounting Standards Board. Forward Same Store Sales represents the expected change in ABR as of the reporting period as compared to the projected ABR at the end of the next 12 months. For properties where rent escalations are fixed, actual contractual escalations over the next 12 months are used. For properties where rent escalations are CPI-related, a growth rate of 2% has been assumed. For properties whose leases expire (or renewal options have not yet been exercised) in the next 12 months, a 100% renewal rate has been assumed. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Lost Rent is calculated as rent deemed not probable of collection for the quarterly period. This amount is divided by Base Rent for the quarterly period, reduced for amounts abated. Net Book Value represents the Real Estate Investment value, less impairment charges and net of accumulated depreciation. Public Ownership represents ownership of our tenants or their affiliated companies. Purchase Price represents the contracted acquisition purchase price, excluding any related capitalized transaction costs. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Revenue Producing Expenditures represent expenditures for development transactions, tenant property improvements, and investments in tenant loans, debt securities or similar instruments that provide a return on investment. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% notes due 2026, the $300 million aggregate principal amount of 3.200% notes due 2027, the $450 million aggregate principal amount of 2.100% notes due 2028, the $400 million aggregate principal amount of 4.000% notes due 2029, the $500 million aggregate principal amount of 3.400% notes due 2030, the $450 million aggregate principal amount of 3.200% notes due 2031, and the $350 million aggregate principal amount of 2.700% notes due 2032. Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate under the same or similar brand or trade name. Tenant Concept represents the brand or trade name under which our tenant operates. Term Loans refers to the 2022 Term Loans and 2023 Term Loans. WALT represents the weighted average remaining lease term of our in-place leases at period end. Weighted Average Unit Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate Unit Coverage by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. These are then weighted based on the tenant’s ABR. Tenants in the manufacturing industry are excluded from the calculation. OTHER DEFINITIONS AND EXPLANATIONS

FORWARD-LOOKING STATEMENTS AND RISK FACTORS The information in this presentation should be read in conjunction with the accompanying earnings press release, as well as the Company's Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This presentation is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, Section 21E of the Exchange Act, as amended, the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “preliminary,” “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and global and local economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversified acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space; decreased rental rates or increasing vacancy rates; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; potential losses that may not be covered by insurance; information security and data privacy breaches; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit expressly disclaims any responsibility to update or revise forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. Forward-Looking and Cautionary Statements Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.